                                                                  Exhibit 10.1
                                                                  EXECUTION COPY



================================================================================



                               CREDIT AGREEMENT


                         DATED AS OF OCTOBER 28, 1996

                                     AMONG

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

                                 AS BORROWER,


                            THE BANKS NAMED HEREIN

                                   AS BANKS,

                                CITIBANK, N.A.

                           AS ADMINISTRATIVE AGENT,

                                      AND

                      THE FIRST NATIONAL BANK OF BOSTON,

                                  AS CO-AGENT

                         _____________________________


                          CITICORP SECURITIES, INC.,

                                  AS ARRANGER



================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms............................................  1
     1.02.  Computation of Time Periods...................................... 32
     1.03.  Accounting Terms................................................. 32
     1.04.  Other Definitional Provisions.................................... 32

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

     2.01.  The Revolving Credit Advances.................................... 32
     2.02.  The Competitive Bid Advances..................................... 33
     2.03.  Fees............................................................. 34
     2.04.  Terminations and Reductions of the Commitments................... 34
     2.05.  Repayment of Advances............................................ 35
     2.06.  Interest......................................................... 36
     2.07.  Additional Interest on Eurodollar Rate Advances
              and LIBO Rate Advances......................................... 37
     2.08.  Interest Rate Determination...................................... 37
     2.09.  Prepayments of Revolving Credit Advances......................... 39
     2.10.  Payments and Computations........................................ 39
     2.11.  Taxes............................................................ 41
     2.12.  Sharing of Payments, Etc......................................... 44
     2.13.  Optional Conversion of Revolving Credit
              Advances....................................................... 44
     2.14.  Increase of Commitments.......................................... 45

                                  ARTICLE III

                              MAKING THE ADVANCES

     3.01.  Making the Revolving Credit Advances............................. 47
     3.02.  Making the Competitive Bid Advances.............................. 49
     3.03.  Increased Costs.................................................. 53
     3.04.  Illegality....................................................... 54
     3.05.  Right to Replace Affected Person or Lender....................... 55

                                  ARTICLE IV

                             CONDITIONS OF LENDING

     4.01.  Conditions Precedent to Initial Borrowing........................ 55
     4.02.  Conditions Precedent to Each Revolving Credit
              Borrowing...................................................... 57
     4.03.  Conditions Precedent to Each Competitive Bid
              Borrowing...................................................... 57

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     5.01.  Representations and Warranties of the Borrower................... 58

                                  ARTICLE VI

                           COVENANTS OF THE BORROWER

     6.01.  Affirmative Covenants............................................ 64
     6.02.  Negative Covenants............................................... 69
     6.03.  Financial Covenants.............................................. 73

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     7.01.  Events of Default................................................ 74

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

     8.01.  Authorization and Action......................................... 78
     8.02.  Reliance, Etc.................................................... 78
     8.03.  Administrative Agent and Affiliates.............................. 79
     8.04.  Lender Credit Decision........................................... 79
     8.05.  Indemnification.................................................. 80
     8.06.  Successor Administrative Agent................................... 80

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.01.  Amendments, Etc.................................................. 81
     9.02.  Notices, Etc..................................................... 81
     9.03.  No Waiver; Remedies.............................................. 82
     9.04.  Costs and Expenses............................................... 82
     9.05.  Right of Set-off................................................. 84
     9.06.  Binding Effect................................................... 84
     9.07.  Assignments and Participations................................... 84
     9.08.  Governing Law.................................................... 88
     9.09.  Execution in Counterparts........................................ 88
     9.10.  Jurisdiction, Etc................................................ 88
     9.11.  WAIVER OF JURY TRIAL............................................. 89
     9.12.  Confidentiality.................................................. 89
     9.13.  Non-Recourse..................................................... 90

SCHEDULES
---------

Schedule I     -    List of Applicable Lending Offices
Schedule II    -    Existing Liens
Schedule III   -    Litigation
Schedule IV    -    Licenses, Patents

Schedule V     -    Indebtedness
Schedule VI    -    Subsidiaries
Schedule VII   -    Investments

EXHIBITS
--------

Exhibit A-1    -    Form of Revolving Credit Note
Exhibit A-2    -    Form of Competitive Bid Note
Exhibit B-1    -    Notice of Revolving Credit Borrowing
Exhibit B-2    -    Notice of Competitive Bid Borrowing
Exhibit C      -    Form of Assignment and Acceptance
Exhibit D      -    Form of Opinion of Special New York
                      Counsel to the Administrative Agent

                               CREDIT AGREEMENT
                         Dated as of October 28, 1996

          NEW ENGLAND INVESTMENT COMPANIES, L.P., a Delaware limited partnership (the "Borrower"), the banks listed on the signature pages hereof under the
      --------
heading "Banks" (the "Banks"), CITIBANK, N.A. ("Citibank"), as administrative
                      -----                     --------
agent for the Lenders hereunder (in such capacity, the "Administrative Agent")
                                                        --------------------
and THE FIRST NATIONAL BANK OF BOSTON, as co-agent for the Lenders (in such capacity, the "Co-Agent").
               --------

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of
           --------------------
parties to this Agreement.

          "Administrative Agent's Account" means the account of the
           ------------------------------
Administrative Agent maintained by the Administrative Agent at its office at 1 Court Square, Long Island City, New York 11120, Account No. 36852248, Attention:
John Makrinos (or his/her successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Lenders and the Borrower.

          "Advances" means, collectively, the Revolving Credit Advances and the
           --------
Competitive Bid Advances.

          "Affected Person" has the meaning specified in Sections 2.11(i),
           ---------------
3.03(c) and 3.04.

          "Affiliate" means, at any time with respect to any Person, any other
           ---------
Person (other than an Investment Company) (i) that at such time directly or indirectly through one or more intermediaries controls, or is controlled by, or is in common control with, such first Person, (ii) that beneficially owns or holds 10% or more of the Voting Interests of such first Person or (iii) 5% or more of the Voting Interests of which is beneficially owned or held by such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Annual Audited Financial Statements" means the annual consolidated
           -----------------------------------
financial statements of the Borrower, including all notes thereto, which statements shall include a consolidated balance sheet and consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified opinion thereon of Price Waterhouse, L.L.P. or other independent certified public accountants with an accounting firm of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion.

          "Annualized Basis" means the method used to adjust any calculation for
           ----------------
each Rolling Fiscal Period determined prior to April 1, 1997 as follows:

          (a)  the Rolling Fiscal Period shall begin on February 1, 1996; and

          (b) the results during such Rolling Fiscal Period shall be multiplied by a fraction, the numerator of which shall be 12 and the denominator shall be the actual number of full fiscal months included in such Rolling Fiscal Period under clause (a) above.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means, as of any date, with respect to any
           -----------------
Eurodollar Rate Advance, a percentage per annum equal to the Applicable Margin corresponding to the Net Debt to Cash Flow Ratio set forth below as reflected on the certificate delivered by the Borrower pursuant to Section 6.01(i)(vii) on or immediately prior to such date; provided that until the Borrower shall have
                                --------
delivered such a certificate for the fiscal quarter ending March 31, 1997, the Applicable Margin for any Eurodollar Rate Advance shall be .275%.

          ====================================================
                Net Debt to
              Cash Flow Ratio          Applicable Margin
          ====================================================
            greater than 3.0 to 1               .750%
          ----------------------------------------------------
            less than or equal to
            3.0 to 1 but greater
            than 2.25 to 1                      .550%
          ----------------------------------------------------
            less than or equal to
            2.25 to 1 but greater
            than 1.75 to 1                      .350%
          ----------------------------------------------------
            less than or equal to
            1.75 to 1 but greater
            than 1.0 to 1                       .275%
          ----------------------------------------------------
            less than or equal to
            1.0 to 1                            .200%
          ====================================================

Notwithstanding the foregoing and without limiting in any way Section 6.02(f),
(g) or (k), if the Borrower or any Subsidiary consummates a Transfer or acquisition, the Borrower shall upon such consummation deliver to the Administrative Agent a certificate specifying the recalculation of the Net Debt to Cash Flow Ratio giving Pro Forma Effect to such Transfer or acquisition for the Rolling Fiscal Period as of the date of such consummation and the Applicable Margin in effect until a new certificate is delivered pursuant to Section 6.01(i)(vii) shall be adjusted in accordance with such recalculation. Any such recalculation made prior to March 31, 1997 shall disregard, for all purposes of such recalculation, the deferred payment obligation arising in connection with the Harris Acquisition.

          "Applicable Facility Fee Percentage" means, as of any date, a
           ----------------------------------
percentage per annum equal to the Applicable Facility Fee Percentage for the corresponding Net Debt to Cash Flow Ratio set forth below as reflected on the certificate delivered by the Borrower pursuant to Section 6.01(i)(vii) on or immediately prior to such date; provided that until the Borrower shall have
                                --------
delivered such a certificate for the fiscal quarter ending on March 31, 1997, the Applicable Facility Fee Percentage shall be .125%.

          ====================================================
                Net Debt to            Applicable Facility
              Cash Flow Ratio             Fee Percentage
          ====================================================
            greater than 3.0 to 1                  .250%
          ----------------------------------------------------
            less than or equal to
            3.0 to 1 but greater
            than 2.25 to 1                         .200%
          ----------------------------------------------------

                                      -4-

          ----------------------------------------------------
            less than or equal to
            2.25 to 1 but greater
            than 1.75 to 1                         .150%
          ----------------------------------------------------
            less than or equal to
            1.75 to 1 but greater
            than 1.0 to 1                          .125%
          ----------------------------------------------------
            less than or equal to
            1.0 to 1                               .100%
          ====================================================

Notwithstanding the foregoing and without limiting in any way Section 6.02(f),
(g) or (k), if the Borrower or any Subsidiary consummates a Transfer or acquisition, the Borrower shall upon such consummation deliver to the Administrative Agent a certificate specifying the recalculation of the Net Debt to Cash Flow Ratio giving Pro Forma Effect to such Transfer or acquisition for the Rolling Fiscal Period as of the date of such consummation and the Applicable Facility Fee Percentage in effect until a new certificate is delivered pursuant to Section 6.01(i)(vii) shall be adjusted in accordance with such recalculation. Any such recalculation made prior to March 31, 1997 shall disregard, for all purposes of such recalculation, the deferred payment obligation arising in connection with the Harris Acquisition.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an Eligible Assignee accepted by the Administrative Agent in accordance with Section 9.07(d), in substantially the form of Exhibit C.

          "Arranger" means Citicorp Securities, Inc.
           --------

          "Banks" has the meaning specified in the recital of parties to
           -----
this Agreement.

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as its base rate;

               (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business

          Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

               (c)  1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Credit Advance that in
           -----------------
accordance with Section 3.01 or Section 2.13, bears interest as provided in
Section 2.06(a)(i).

          "Borrower" has the meaning specified in the recital of parties to this
           --------
Agreement.

          "Borrower's Account" means the account of the Borrower maintained with
           ------------------
Citibank at its office at 399 Park Avenue, New York, New York 10043, as may be designated by the Borrower in a written notice to the Administrative Agent.

          "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid
           ---------
Borrowing.

          "Broker Commission Debt" means Indebtedness incurred by the Borrower
           ----------------------
or any Subsidiary for the purpose of funding Broker Commissions, which is secured by Collection Rights.

          "Broker Commissions" means the amounts paid by the Borrower or any
           ------------------
Subsidiary to New England Securities Corporation or any broker-dealer or distributor in connection with the distribution by such broker-dealer or distributor of mutual funds sponsored by the Borrower or any of its Subsidiaries.

          "Business Day" means a day on which banks are not required or
           ------------
authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease" means, at any time, a lease with respect to which the
           -------------
lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Cash Flow" means, for any period, for the Borrower and its
           ---------
Subsidiaries, determined on a consolidated basis in accordance with GAAP, net income (or net loss), plus (a) Interest Expense, plus (b) depreciation expense
                      ----                       ----
plus (c) amortization expense, plus (e) income tax expense, plus (f) capital
----                           ----                         ----
losses on the sale of assets, minus (g) capital gains on the sale of assets,
                              -----
plus (h) the Support Charge (not to exceed $20,000,000 in any fiscal year of the
----
Borrower), minus (i) earnings (only if positive) of any Person (other than the
           -----
Borrower or any of its consolidated Subsidiaries) in which the Borrower or any Subsidiary holds an Investment to the extent such earnings are not distributed or otherwise paid (or are not eligible to the distributed or paid without restriction) to the Borrower or any of its consolidated Subsidiaries, minus (j)
                                                                      -----
cash flow attributable to Collection Rights securing Excluded Broker Commission Debt and minus (k) earnings (only if positive) attributable to any Encumbered
         -----
Support Investment; provided that upon any acquisition permitted under Section
                    --------
6.02(k), the calculation of Cash Flow for any Rolling Fiscal Period commencing prior to the effective date of such acquisition shall be adjusted to give Pro Forma Effect to such acquisition.

          "Change of Control" means any of the following:
           -----------------

          (a) Metropolitan Life Insurance Company (or any successor thereto) shall cease to have beneficial ownership, directly or indirectly, of at least 50% of the voting stock of all classes of NEIC, Inc.;

          (b) Metropolitan Life Insurance Company (or any successor thereto) shall cease to own, directly or indirectly, through a wholly-owned Subsidiary, at least 20% of the aggregate issued and outstanding limited partnership interests of the Borrower; or

          (c) NEIC, Inc. shall cease to own directly all of the issued and outstanding general partnership interests of the Borrower.

          "Citibank" has the meaning specified in the recital of parties to this
           --------
Agreement.

          "Closing Date" means the date on which the conditions precedent set
           ------------
forth in Section 4.01 are satisfied.

          "Collection Rights" means amounts subject to receipt by the Borrower
           -----------------
or any Subsidiary (i) pursuant to any 12b-1 Plan of, or any similar or successor plan of, or arrangement with, any Fund (ii) in respect of the provision of administrative of or investment advisory services to a Fund pursuant to agreements or (iii) from the payment of contingent deferred sales charges or other similar charges by shareholders of any Fund.

          "Commitment" means, as to any Lender, (i) the amount set forth
           ----------
opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be reduced pursuant to
Section 2.04, increased in accordance with Section 2.14(b) or reduced or increased in accordance with an assignment pursuant to Section 9.07. On the date hereof, the aggregate amount of all Commitments shall equal $165,000,000.

          "Competitive Bid Advance" means a loan by a Lender to the Borrower as
           -----------------------
part of a Competitive Bid Borrowing resulting from the auction bidding procedure described in Section 3.02.

          "Competitive Bid Advance Reduction" has the meaning specified in
           ---------------------------------
Section 2.01.

          "Competitive Bid Borrowing" means a borrowing from each of the Lenders
           -------------------------
whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 3.02.

          "Competitive Bid Note" means a promissory note of the Borrower payable
           --------------------
to the order of a Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

          "Confidential Information" means information that the Borrower or any
           ------------------------
of its Subsidiaries or Affiliates furnishes to the Administrative Agent or any Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public or
(ii) is or becomes available to such Person or Persons from a source other than the Borrower or any of its Subsidiaries, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

          "Consolidated Net Worth" means, at any time,
           ----------------------

          (a) the total assets of the Borrower and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in Subsidiaries, minus
                                                                           -----

          (b) the total liabilities of the Borrower and its Subsidiaries that would be shown as liabilities on a consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP.

          "Conversion", "Convert" and "Converted" each refer to a conversion of
           ----------    -------       ---------
Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.13.

          "Currency Hedging Agreements" means one or more of the following
           ---------------------------
agreements entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values. The amount of the obligation of any Person under any Currency Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Currency Hedging Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Currency Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "Default" means any Event of Default or any event that with notice or
           -------
the lapse of time or both would be an Event of Default.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

          "Duff & Phelps" means Duff & Phelps Credit Rating Co.
           -------------

          "Encumbered Support Investment" means any Support Investment to which
           -----------------------------
the holder of limited recourse Support Investment Indebtedness has recourse.

          "Eligible Assignee" means:
           -----------------

          (a)  a Lender and any Affiliate of such Lender;

          (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

          (c) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

          (d) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $500,000,000;

          (d) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $100,000,000; and

          (e) any other Person (other than the Borrower or an Affiliate of the Borrower) approved by the Borrower and the Administrative Agent (provided
                                                                      --------
     that no such approval by the Borrower shall be required while a Default has occurred and is continuing).

          "Environmental Law" means any federal, state or local governmental
           -----------------
law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release or threatened release of materials into the environment or handling of any hazardous materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.

          "Environmental Permit" means any permit, approval, identification
           --------------------
number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for
           ---------------
purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Sections 414(b),
(c), (m) and (o) of the Internal Revenue Code.

          "ERISA Event" with respect to any Person means (a) the occurrence of a
           -----------
reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived pursuant to regulations under Section 4043 of ERISA and excluding a reportable event under Section 4043(b)(7) of ERISA; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(c) of ERISA as a distress termination; (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the satisfaction of the conditions set forth in Sections 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar

Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject,
                                                                -------
however, to the provisions of Section 2.08.
-------

          "Eurodollar Rate Advance" means a Revolving Credit Advance that, in
           -----------------------
accordance with Section 3.01 or Section 2.13, bears interest as provided in
Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" means, with respect to any Lender
           ----------------------------------
for any Interest Period for any Eurodollar Rate Advance or LIBO Rate Advance made by such Lender, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.
           -----------------

          "Excluded Broker Commission Debt" means Broker Commission Debt that
           -------------------------------
(a) is secured by, and intended to be repaid solely out of the proceeds of, Collection Rights except to the extent provided in clause (b) below and (b) is otherwise nonrecourse to the Borrower and its Subsidiaries except in the event of (i) the amendment or termination of a 12b-1 Plan or similar plan under which the Collection Rights would arise, (ii) a change in applicable law relating to 12b-1 Plans that has a material adverse effect on the ability of the Borrower or its Subsidiaries to satisfy its obligations with respect to such Broker Commission Debt, (iii) the occurrence of any breach of a covenant or representation customarily found in asset-backed transactions of this type and which relate to the Collection Rights, including, without limitation, acts constituting fraud, willful misconduct or gross negligence by the Borrower or any Subsidiary, or (iv) any amendment, modification (including those required by changes in law) or termination of any underwriting agreement, prospectus or sales charge arrangement between the Borrower or such Subsidiary with any Fund relating to the Collection Rights that secure such Broker Commission Debt;

provided that if any of the circumstances described in clauses (i) through (iv)
--------
above occurs with respect to any Broker Commission Debt, such Broker Commission Debt shall no longer constitute Excluded Broker Commission Debt.

          "Excluded Indebtedness" means any of the following Indebtedness:
           ---------------------

          (a)  Excluded Broker Commission Debt;

          (b)  Support Investment Indebtedness;

          (c) Purchase Money Obligations of the Borrower or any Subsidiary in an aggregate principal amount at no time exceeding $10,000,000 and Indebtedness incurred to refinance such Purchase Money Obligations, provided that the unpaid balance is not increased and the Lien securing
     --------
     such Indebtedness is not extended to any other asset;

          (d) Indebtedness of the Borrower or any of its Subsidiaries for money borrowed from any insurance company against the cash surrender value of any insurance policy issued by such insurance company insuring the life or lives of one or more senior management employees, which policies are owned by the Borrower or such Subsidiary, as to which the Borrower or such Subsidiary is the named insured beneficiary and as to which the Borrower or such Subsidiary is entitled to the full cash surrender value; provided that
                                                                   --------
     such Indebtedness does not exceed the cash surrender value of such policy;

          (e) Indebtedness of the Borrower or any of its Subsidiaries under Currency Hedging Agreements and Interest Rate Protection Agreements;

     provided that (i) in the case of any Interest Rate Protection Agreement,
     --------
     such Interest Rate Protection Agreement has been entered into to protect the Borrower or any of its Subsidiaries from fluctuations either (x) in interest rates in respect of Indebtedness incurred or to be incurred by the Borrower or such Subsidiary and the credit exposure of the Borrower or such Subsidiary thereunder is at no time no greater than necessary to hedge its interest rate exposure with respect to the aggregate principal amount of such Indebtedness or (y) in the value of investments in fixed income securities that were acquired in the ordinary course of business and (ii) in the case of any Currency Hedging Agreement, such Currency Hedging Agreement covers the assets or liabilities of the Borrower or any of its Subsidiaries that are denominated in a currency other than dollars of the United States of America;

          (f) Indebtedness owed to the Borrower or any of its Significant Subsidiaries; and

          (g) All liabilities with respect to letters of credit or similar instruments supporting obligations of the Borrower or its Subsidiaries which obligations would not otherwise be Indebtedness.

          "Exempt Investments" means any Investment by the Borrower or its
           ------------------
Subsidiaries in,

          (a) Significant Subsidiaries of the Borrower which are engaged in the Investment Management Business;

          (b) Seed Money Obligations and other Investments in Funds constituting partnerships, trusts, limited liability corporations or similar Persons, which Investments are acquired in the ordinary course of business;

          (c) securities acquired from any Fund or any other Person if, in the case of any such other Person, such securities were held by such Person as a result of investment management or advisory services provided by the Borrower or any of its Subsidiaries in the ordinary course of business; provided, in either case, that such securities are expected to be disposed of within twelve months of such acquisition and are not held by the Borrower or any Subsidiary for more than twelve months;

          (d) securities held by the Borrower or any of its Subsidiaries pending the formation of any Fund to which such securities will be transferred, provided that such securities are disposed of within twelve
                  --------
     months of such acquisition;

          (e) Subsidiaries or joint ventures engaged in the Investment Management Business, provided that the aggregate amount of such Investments
                          --------
     immediately prior and after giving effect to such Investment, and after giving Pro Forma Effect thereto, does not exceed 25% of Cash Flow for the most recently completed Rolling Fiscal Period;

          (f) Any Investment of the Borrower or a Subsidiary made in the ordinary course of its Investment Management Business (including but not limited to unit investment trusts); and

          (g)  other Investments not exceeding, in the aggregate, $10,000,000;

          "Facility Year" means the 12-month period commencing on the date of
           -------------
this Agreement and ending on the day prior to the first anniversary hereof and each subsequent 12-month period commencing on an anniversary hereof and ending on the day prior to the next succeeding anniversary hereof.

          "Fair Market Value" means, at any time and with respect to any
           -----------------
property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under compulsion to buy or sell).

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fixed Charges" means, for any period, the sum for the Borrower and
           -------------
its Subsidiaries (determined on a consolidated basis in accordance with GAAP) of
(i) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Leases) scheduled to be made during such period plus (ii) all Interest Expense for such period
                              ----
plus (iii) all capital expenditures for such period; provided that for purposes
----                                                 --------
of calculating principal payments under clause (i) hereto, principal payments owing in connection with the deferred payment obligations relating to the Harris Acquisition shall be excluded.

          "Fixed Rate Advances" has the meaning specified in Section 3.02(a).
           -------------------

          "Fixed Rate Senior Notes" means the 6.54% Senior Notes due January 9,
           -----------------------
2003, issued by the Borrower pursuant to the several Note Purchase Agreements dated as of December 28, 1995 between the Borrower and the institutional investors named therein.

          "Fitch" means Fitch Investors' Service Incorporated.
           -----

          "Fund" means any Investment Company (or Person that would be an
           ----
Investment Company but for Section 3(c)(1) of the Investment Company Act) managed or sponsored by the Borrower or one of its Subsidiaries or for which the Borrower or any Subsidiary provides advisory, administrative, supervisory, management, consulting, underwriting, transfer agency, shareholder or share servicing or similar services.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time, except that, with respect to the determination of compliance by the Borrower with the covenants set forth in Sections 6.02(a) and 6.03, "GAAP" shall mean such principles in the United
                            ----
States of America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Borrower referred to in Section 5.01(e).

          "General Partner" means NEIC, Inc.
           ---------------

          "Gross Interest Expense" means, for the Borrower and its Subsidiaries,
           ----------------------
for any period, gross interest expense for such period determined on a consolidated basis, without duplication, in accordance with GAAP.

          "Harris Acquisition" means the acquisition by the Borrower on
           ------------------
September 29, 1995, of all of the assets of Harris Associates L.P., a Delaware limited partnership.

          "Indebtedness" with respect to any Person means, at any time, without
           ------------
duplication,

          (a) its liabilities for borrowed money and other obligations evidenced by notes, bonds, debentures or other similar instruments and its redemption obligations in respect of any Preferred Equity Interests with mandatory redemption rights;

          (b) its liabilities for the deferred purchase price of Property determined in accordance with GAAP (other than any part of such price payable in equity interests of the Borrower) acquired by such Person (excluding accounts payable arising in the ordinary course of business so long as such trade payables are payable within 90 days but including all obligations created or arising under any conditional sale or other title retention agreement with respect to any such Property even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money of others secured by any Lien with respect to any Property owned by such Person (even if it has not assumed or otherwise become liable for such liabilities);

          (e) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) the credit exposure of such Person in respect of Interest Rate Protection Agreements and Currency Hedging Agreements;

          (g) any guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof;

          (h)  all other liabilities of a type described in clauses (a) through
     (g) above of such Person resulting from such Person being a general partner or member of a joint venture, whether by provision of applicable law, contract or otherwise; and

          (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of deferred obligations (whether liquidated or contingent) with respect to acquisitions.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Interest Expense" means, for the Borrower and its Subsidiaries, for
           ----------------
any period, Gross Interest Expense for such period (excluding interest on any Excluded Indebtedness) plus capitalized interest for such period, in each case
                       ----
determined on a consolidated basis, without duplication, in accordance with GAAP.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
part of the same Revolving Credit Borrowing and for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or such LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to any such Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent in accordance with the applicable provisions of Sections 3.01(a) and 3.02(a), as the case may be, select; provided, however, that:
            --------  -------

          (i) the Borrower may not select any Interest Period which ends after the Termination Date;

         (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing and for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

        (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance,
     --------
     that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

         (iv) whenever the first day of an Interest Period occurs on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

          "Interest Rate Protection Agreements" means one or more of the
           -----------------------------------
following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest rate hedging agreements from time to time. The amount of the obligation of any Person under any Interest Rate Protection Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Protection Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Protection Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "Intergroup Transfers" means a:
           --------------------

          (a) Transfer from a Subsidiary of the Borrower to the Borrower or a Significant Subsidiary;

          (b)  Transfer from the Borrower to a Significant Subsidiary; or

          (c) Transfer from a Subsidiary of the Borrower to another Subsidiary (including by way of merger or consolidation with or into such Subsidiary) which, in either case, is for Fair Market Value, as determined in good faith by the Borrower or the Subsidiary making such Transfer, as the case may be;

provided that in the case of any Transfer under clause (a), (b) or (c) above,
--------
immediately before and immediately after the consummation of such Transfer, and after giving Pro Forma Effect thereto, no Default shall or would exist.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" means any investments, in cash or by delivery of property
           ----------
made directly or indirectly in any other Person, whether by acquisition of shares of capital stock or other equity interests, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

          "Investment Advisers Act" means the Investment Advisers Act of 1940,
           -----------------------
as amended.

          "Investment Company" means an "investment company" as such term is
           ------------------
defined in the Investment Company Act.

          "Investment Company Act" means the Investment Company Act of 1940, as
           ----------------------
amended.

          "Investment Management Business" means the business of providing
           ------------------------------
services which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (ii) the giving of advice with respect to the investment of specific assets or funds, (iii) the distribution of investment management products, or (iv) broker-dealer operations associated with clauses (i), (ii) or (iii) or this definition.

          "Lenders" means, collectively, the Banks listed on the signature pages
           -------
hereof and each Eligible Assignee that shall become a party hereto pursuant to
Section 2.14 or 9.07.

          "LIBO Rate" means, for any Interest Period for each LIBO Rate Advance
           ---------
comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' pro rata share of such Competitive Bid Borrowing if such Borrowing were a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.
                 -------  -------

          "LIBO Rate Advances" has the meaning specified in Section 3.02(a).
           ------------------

          "Liens" means, with respect to any Person, any mortgage, lien, pledge,
           -----
charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property of such Person.

          "Material" means material in relation to the business, operations,
           --------
affairs, financial condition, Properties or prospects of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
business, operations, affairs, financial condition, Properties or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes or (iii) the validity or enforceability of this Agreement or the Notes.

          "Material Subsidiary" means at any time any Subsidiary of the Borrower
           -------------------
that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof) of the Borrower.

          "Moody's" means Moody's Investors Service, Inc., or any successor to
           -------
its business.

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NEIC Inc." means New England Investment Companies, Inc., a
           ---------
corporation organized under the laws of the Commonwealth of Massachusetts.

          "Net Cash Payments" means, with respect to any Transfer, the aggregate
           -----------------
amount of all cash payments, the Fair Market Value of all marketable securities and the cash proceeds of any non-cash consideration (other than Exempt Investments) received by the Borrower and its Subsidiaries directly or indirectly in connection with such Transfer; provided that (a) Net Cash Payments
                                             --------
shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant Property for sale) paid by the Borrower and its Subsidiaries in connection with such Transfer and (ii) any Federal, state and local income or other taxes estimated in good faith to be payable to the Borrower and its Subsidiaries as a result of such Transfer and (b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Transfer and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "Net Debt" means, for any date, Total Debt outstanding on such date
           --------
minus the aggregate amount of all cash and cash equivalents as would appear on a
-----
consolidated balance sheet of the Borrower and its Subsidiaries on such date in excess of $20,000,000.

          "Net Debt to Cash Flow Ratio" means, for any date, the ratio of Net
           ---------------------------
Debt as at the last day of the Rolling Fiscal Period ending on or immediately prior to such date to Cash Flow for the Rolling Fiscal Period ending on the last day of such fiscal quarter.

          "Note" means a Revolving Credit Note or a Competitive Bid Note.
           ----

          "Notice of Competitive Bid Borrowing" has the meaning specified in
           -----------------------------------
Section 3.02(a).

          "Notice of Revolving Credit Borrowing" has the meaning specified in
           ------------------------------------
Section 3.01(a).

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Ordinary Course Transfer" means a Transfer that is performed in the
           ------------------------
ordinary course of business of the Person making such Transfer, including, without limitation, any Transfer of (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of such Person or that is obsolete.

          "Other Taxes" has the meaning specified in Section 2.11(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
successor.

          "Permitted Investments" mean any of the following:
           ---------------------

          (a) Investments in commercial paper rated A-1 or better by S&P or P-1 or better by Moody's maturing within 270 days from the date of issuance and issued by a corporation (other than an Affiliate of the Borrower) organized under the laws of the United States, Canada, any member of the European Union or Japan;

          (b) Investments in securities issued or guaranteed by the United States or any agency thereof, maturing not more than one year from the date of acquisition thereof by the Borrower or a Subsidiary, excluding, however, derivative securities such as interest-only and principal-only mortgage-backed securities and mortgage pass-through certificates and similar Investments;

          (c) Investments in certificates of deposit or banker's acceptances maturing within one year from the date of issuance thereof, issued by a bank or trust company (i) organized under the laws of the United States or any state thereof, having capital, surplus or individual profits aggregating at least $1,000,000,000 and whose long-term certificates of deposit or long term unsecured debt are, at the time of acquisition thereof, rated A or better by S&P, Duff & Phelps or Fitch or A2 or better by Moody's or (ii) organized under the laws of Canada, any member of the European Union, Japan or any other country and whose commercial paper is rated, at the time of acquisition of such Investment by the Borrower or a Subsidiary, A-1 or better by S&P or P-1 or better by Moody's or whose long-term debt is rated, at the time of acquisition of such Investment by the Borrower or a Subsidiary, AA or better by S&P or Aa2 or better by Moody's and, in any event, has capital, surplus and undivided profits aggregating at least $1,000,000,000,

          (d) Investments in master note or deposit arrangements involving securities of the types described in (a) through (c) above;

          (e) Investments in money market programs of Investment Companies registered with the Securities and Exchange Commission which Investments, at the time of acquisition by the Borrower or a Subsidiary, are either rated A-1 or better by S&P or P-1 or better by Moody's (or if such money market programs are not rated the substantial majority of the underlying investments or issuers of such underlying investments are so rated) or invested only in Investments of the types described in (a) through (d) above;

          (f) Investments in repurchase agreements having terms of not more than 365 days, with, or accepted by, a bank, trust company or other financial institution whose long-term unsecured debt, at the time of acquisition of such Investment, is rated A or better by S&P, Duff & Phelps or Fitch or A2 or better by Moody's;

          (g) Investments in Interest Rate Protection Agreements or Currency Hedging Agreements to the extent any Indebtedness thereunder constitutes Excluded Indebtedness, provided, in any case, that the long-term senior
                            --------
     unsecured debt of the counterparty thereto is rated A- or better by S&P or A3 or better by Moody's at the time the Investment is made; and

          (h)  Investments in existence on the date hereof and listed in
     Schedule VII.

          "Permitted Liens" means:
           ---------------

          (a)  Liens in existence on the date hereof and listed in Schedule II;

          (b) Liens securing Indebtedness of a Subsidiary to the Borrower or to a Significant Subsidiary;

          (c) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Borrower or one of its Subsidiaries in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP;

          (d) Liens resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or which shall in good faith be prosecuted by an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding shall have been secured, and as to which, in any case, adequate reserves are being maintained in accordance with GAAP;

          (e) Liens imposed by law, such as landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;

          (f) pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker's compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;

          (g) Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or to secure surety, stay or appeal or other similar types of deposits, Liens or pledges, incurred in the ordinary course of business (to the extent such Liens do not secure obligations for the payment of Indebtedness for borrowed money and provided that any such obligation is not overdue or if overdue is being contested in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP);

          (h) Liens solely securing Purchase Money Obligations incurred in the ordinary course of business, provided that any such Lien does not extend to
                                  --------
     or cover any Property other than the Property so financed;

          (i)  Liens on Collection Rights securing Broker Commission Debt,

     provided that in the case of any Broker Commission Debt that does not
     --------
     qualify as Excluded Broker Commission Debt, such Broker Commission Debt is permitted under Section 6.02(a);

          (j) Liens securing Support Investment Indebtedness and Liens on the cash surrender value of life insurance policies securing Indebtedness referred to in clause (d) of the definition of "Excluded Indebtedness";

          (k) any modification, extension, renewal, refinancing or replacement, in whole or in part, of any Lien permitted by any of clauses (a) through
     (j) above hereunder so long as (i) the Property subject to the Lien is not increased thereby (other than by substitution of like Property), (ii) the aggregate amount of Indebtedness or other obligations secured by the Lien after such extension, renewal or refinancing does not exceed the aggregate amount of Indebtedness or other obligations secured by the existing Lien immediately prior to such extension, renewal refinancing or replacement and
     (iii) the Indebtedness secured by such Lien, if any, is Excluded Indebtedness or permitted under Section 6.02(a);

          (l) minor survey exceptions or minor encumbrances, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

          (m) other Liens not otherwise permitted by paragraphs (a) through (l) above, provided that the total amount of all Priority Debt does not exceed
            --------
     15% of Cash Flow for the most recently completed Rolling Fiscal Period.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means an employee benefit or other plan established or
           ----
maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA or a Multiple Employer Plan.

          "Preferred Equity Interest" means, with respect to any Person, any
           -------------------------
class of equity interests of such Person that is preferred over any other class of equity interests of such Person as to the payment of dividends or other distributions or the payment of any amount upon liquidation or dissolution of such Person.

          "Priority Debt" means, without duplication, the sum of (a) all
           -------------
Indebtedness (other than Excluded Indebtedness) of the Borrower secured by any Lien with respect to any Property owned by the Borrower or any of its Subsidiaries and (b) all Indebtedness (other than Excluded Indebtedness) of any Subsidiary of the Borrower.

          "Pro Forma Effect" means, for any event, to calculate the operating
           ----------------
results for the Rolling Fiscal Period in respect of the date of such event as if such event had occurred on the first day of such Rolling Fiscal Period.

          "Property" or "Properties" means any right or interest in or to
           --------      ----------
property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Money Obligations" means any Indebtedness secured by a Lien
           --------------------------
on Property of the Borrower or any Subsidiary, and any additions and accessions thereto, that are purchased by the Borrower or any Subsidiary at any time after the date hereof; provided that (a) the security agreement or conditional sales
                 --------
or other title retention contract pursuant to which the Lien on such Property is created (collectively, a "Purchase Money Security Agreement") shall be entered
                          ---------------------------------
into within 90 days after the purchase or substantial completion of the construction of such Property and shall at all times be confined solely to the Property so purchased or acquired, and any additions and accessions thereto to the extent of the Fair Market Value of such additions and accessions and any proceeds therefrom, (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with purchase of additions and accessions thereto and in respect of fees and other obligations in respect of such Indebtedness, and (c) (i) the aggregate outstanding principal amount of

Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Borrower or any Subsidiary of the Property subject thereto or (ii) the Indebtedness secured thereby shall be with recourse solely to the Property so purchased or acquired, any accessions thereto and any proceeds therefrom.

          "Reference Banks" means Citibank and The First National Bank of
           ---------------
Boston.

          "Register" has the meaning specified in Section 9.07(c).
           --------

          "Regulatory Intervention" means (i) in the case of the Borrower and
           -----------------------
any Subsidiary that is a registered investment adviser under the Investment Advisers Act, the giving of any order by the Securities and Exchange Commission or any state governmental body placing limitations on the activities, functions or operations of, or suspending or revoking the registration of, the Borrower or such Subsidiary or (ii) in the case of any Subsidiary that is a registered broker-dealer, (a) any revocation by any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended) of such Subsidiary's membership therein, (b) any revocation by the Securities and Exchange Commission of such Subsidiary's status as a broker-dealer or (c) any application by the Securities Investor Protection Corporation for a decree adjudicating that customers of such Subsidiary are in need of protection under the Securities Investor Protection Act of 1940, as amended; provided that in any
                                                            --------
such case, such event could reasonably be expected to have a Material Adverse Effect.

          "Required Lenders" means at any time Lenders holding at least 66-2/3%
           ----------------
of the then aggregate unpaid principal amount of the Revolving Credit Advances or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the aggregate amount of the Commitments.

          "Responsible Officer" means any Senior Financial Officer and any other
           -------------------
officer of the Borrower with responsibility for the administration of the relevant position of this Agreement.

          "Restricted Payments" means (i) any dividends or other distributions
           -------------------
or payments on or in respect of any equity interest of the Borrower or any Subsidiary or to the holders of interests in their capacity as such (other than payments made solely in equity interests and dividends or distributions payable to the Borrower or a Subsidiary), (ii) any purchase, redemption or other acquisition for value of any equity interest of the Borrower or any Subsidiary, (iii) any purchase, redemption, or other acquisition or retirement for value, prior to any scheduled maturity, of any Indebtedness that is subordinated in right of payment to the Advances.

          "Revolving Credit Advance" means an Advance by a Lender to the
           ------------------------
Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of
                                                                ----
Revolving Credit Advance.

          "Revolving Credit Borrowing" means a borrowing consisting of
           --------------------------
simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Revolving Credit Note" means a promissory note of the Borrower
           ---------------------
payable to the order of a Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

          "Rolling Fiscal Period" means, for any date, until April 1, 1997, the
           ---------------------
period consisting of each full fiscal month of the Borrower that has commenced and ended on or after February 1, 1996 on an Annualized Basis and thereafter the most recently ended full fiscal quarter of the Borrower with respect to which the Borrower has delivered or is required to have delivered, financial statements and the three immediately preceding full fiscal quarters.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-
           ---
Hill, Inc., or any successor to its business.

          "Seed Money Obligations" means an Investment made to provide start-up
           ----------------------
capital to a Fund.

          "Senior Debt" means, for the Borrower and its Subsidiaries, on a
           -----------
consolidated basis, all Indebtedness of the Borrower and its Subsidiaries (other than Excluded Indebtedness) required to be reported as such on its consolidated financial statements in accordance with GAAP other than Subordinated Indebtedness.

          "Senior Financial Officer" means the chief financial officer,
           ------------------------
principal accounting officer, treasurer (or an assistant treasurer) or comptroller of the Borrower.

          "Significant Subsidiary" means at any time any Subsidiary of the
           ----------------------
Borrower in which the Borrower alone or together with any other Significant Subsidiaries beneficially owns or holds 80% or more of the Voting Interests and an 80% or greater interest in the profits or capital thereof.

          "Subordinated Indebtedness" means Indebtedness (including perpetual
           -------------------------
debt that the Borrower is not required to repay) that is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the Advances which provide at a minimum that (i) no principal payment in respect of such Subordinated Indebtedness shall be scheduled to be paid prior to the Termination Date, (ii) in the event of any bankruptcy, or other similar proceeding in respect of the Borrower, the Lenders shall be entitled to receive payment in full in cash of all principal of and interest on and breakage costs with respect to the Advances (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon (whether such payment is in the form of cash or other property, (iii) if the Borrower has defaulted in the payment of principal of or interest on the Advances, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, premium or interest in respect thereof unless or until such default shall have been cured, (iv) if any other Event of Default has occurred and is continuing notice of which has been given to the Borrower by the Administrative Agent or the Required Lenders, the holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, premium or interest in respect thereof unless a period of 179 days has elapsed after the giving of such notice during which time the Advances outstanding have not been accelerated and
(v) that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof or otherwise exercise remedies with respect thereto without at least fifteen days notice to the Borrower (notice of which the Borrower must agree to promptly provide to the Administrative Agent and the Lenders).

          "Subsidiary" means, as to any Person, any corporation, association or
           ----------
other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

          "Subsidiary Stock" means, with respect to any person, the capital
           ----------------
stock, the share capital, limited partnership units or other equity interests (or any options or warrants to purchase, or other securities exchangeable for or convertible into, any such capital stock, share capital or other equity interests) of or in any Subsidiary of such Person.

          "Substantial Part" means, with respect to any Transfer of Property of
           ----------------
the Borrower or any of its Subsidiaries, any portion of such Property if the total revenues for the most recently ended Rolling Fiscal Period directly attributable to such Property, and to all other Property sold, leased or otherwise disposed of by the Borrower and its Subsidiaries (other than as an Ordinary Course Transfer or an Intergroup Transfer) during the 12-month period ending with the date of such sale, lease or other disposition exceeds 15% of the Borrower's consolidated total revenues for such Rolling Fiscal Period.

          "Support Charge" means the expense reported by the Borrower or any
           --------------
Subsidiary in connection with a Support Investment.

          "Support Investment" means any Investment that qualifies as an Exempt
           ------------------
Investment under clause (c) of the definition of "Exempt Investment".

          "Support Investment Indebtedness" means any Indebtedness of the
           -------------------------------
Borrower or any Subsidiary, the proceeds of which are used, directly or indirectly, to purchase any Support Investment and that is limited in recourse solely to such Support Investment.

          "Taxes" has the meaning specified in Section 2.11(a).
           -----

          "Termination Date" means the earlier of (a) October 28, 2001 and (b)
           ----------------
the date of termination in whole of the Commitments pursuant to Section 2.04 or 7.01.

          "Total Debt" means, for the Borrower and its Subsidiaries, on a
           ----------
consolidated basis, all Indebtedness of the Borrower and its Subsidiaries required to be reported as such on a consolidated balance sheet of the Borrower prepared in accordance with GAAP plus all redemption obligations of the Borrower and its Subsidiaries in respect of Preferred Equity Interests that carry any mandatory redemption rights, provided, however, that "Total Debt" shall not include any Excluded Indebtedness
--------  -------
except for Excluded Indebtedness that is described in clause (c) of the definition thereof.

          "Transfer" means, with respect to any Person, any transaction or
           --------
series of transactions in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its Property, including, without limitation, Subsidiary Stock, the Fair Market Value of which exceeds $2,000,000.

          "12b-1 Plans" means the distribution plans adopted by the Funds
           -----------
pursuant to Rule 12b-1 under the Investment Company Act.

          "Type" has the meaning specified in the definition of "Revolving
           ----
Credit Advance."

          "Unused Commitments" means, at any time, the aggregate amount of the
           ------------------
Commitments then unused and outstanding after giving effect to the Competitive Bid Advance Reduction.

          "Voting Interests" means (i) any security of any class, or equivalent
           ----------------
interest in any Person, the holders of which are ordinarily, in the absence of contingencies entitled to elect a majority of corporate directors (or Persons performing similar functions), and (ii) in the case of any partnership, a general partnership interest therein, even if responsibility for management of such partnership is vested, by contract or otherwise, in any Person other than the holder of such general partnership interest, and the percentage of Voting Interests in such partnership held by such general partner shall be deemed to be its percentage economic interest therein.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle
           --------------------
E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with GAAP.

          SECTION 1.04.  Other Definitional Provisions.  The words "hereof",
                         -----------------------------
"herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The Revolving Credit Advances.
                         -----------------------------

          (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate
                                                    --------
amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of Competitive Bid Advances then outstanding, and such deemed uses of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed uses of the aggregate amount of the Commitments with respect to Competitive Bid Advances being a "Competitive Bid Advance
                                             -----------------------
Reduction").
---------

          (b) Each Revolving Credit Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment (and subject to the proviso in
                                                                  -------
Section 2.01(a)), the Borrower may from time to time borrow, repay pursuant to
Section 2.05 or prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

          SECTION 2.02.  The Competitive Bid Advances.  (a)  Each Lender
                         ----------------------------
severally agrees that the Borrower may request Competitive Bid Borrowings from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth in Section 3.02, provided that, following the making of each Competitive Bid
                 --------
Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed for purposes of this Section 2.02(a) without regard to any Competitive Bid Advance Reduction).

          (b) Within the limits and on the conditions set forth in this Section 2.02, the Borrower may from time to time borrow under this Section 2.02, repay pursuant to subsection (c) below, and reborrow under this Section 2.02, provided
                                                                        --------
that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance.

          (c) The Borrower shall repay the principal amount of each Competitive Bid Advance in accordance with Section 2.05(b).

          (d) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to Section 3.02, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 3.02, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. All computations of interest payable in respect of any Competitive Bid Advance shall be made on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (e) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

          SECTION 2.03.  Fees.  (a)  Facility Fees.  The Borrower agrees to pay
                         ----        -------------
to the Administrative Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender's Commitment (computed without regard to any Competitive Bid Advance Reduction) from the date of this Agreement (in the case of each Bank), and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Termination Date, payable in arrears on the last Business Day of each calendar quarter during the term of such Lender's Commitment, and on the Termination Date, at a rate per annum equal to the Applicable Facility Fee Percentage in effect from time to time.

          (b)  Competitive Bid Advance Fee.  The Borrower agrees to pay to the
               ---------------------------
Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent in respect of each Competitive Bid Borrowing.

          (c)  Administrative Agent's Fees.  The Borrower agrees to pay to the
               ---------------------------
Administrative Agent for its account such fees as from time to time may be agreed between the Borrower and the Administrative Agent.

          SECTION 2.04.  Terminations and Reductions of the Commitments.
                         ----------------------------------------------

          (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the aggregate Commitments of the Lenders, provided that, except
                                                          --------
as contemplated by the next succeeding sentence, the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding, and provided,
                                                                     --------
further, that each partial reduction (other than a partial reduction of
-------
Commitments made in connection with a Transfer under Section 6.02(f) or (g)) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. If the Borrower elects to reduce the Commitments in connection with a Transfer under Section 6.02(f) or (g), the Commitments shall be automatically be reduced by the amount the Net Cash Payments derived from such Transfer (or such lesser amount provided for in Section 6.02(f) or (g) (as the case may be)) and to the extent that, after giving effect to such reduction of Commitments, the aggregate principal amount of the Advances would exceed the Commitments, the Borrower shall first prepay Revolving Credit Advances and second prepay Competitive Bid Advances in an aggregate amount equal to such excess.

          (b) The Commitments shall automatically terminate on the date of any Change of Control.

          SECTION 2.05.  Repayment of Advances.  (a)  Revolving Credit Advances.
                         ---------------------        --------------------------

          (i) On the Termination Date, subject to clause (ii) below, the Borrower shall repay to the Administrative Agent for the account of each Lender the principal amount of each Revolving Credit Advance made by such Lender.

         (ii) On the date three Business Days after the date of the occurrence of a Change of Control, the Borrower shall prepay to the Administrative Agent for the account of each Lender the principal amount of each Revolving Credit Advance made by such Lender, together with interest accrued thereon to the date of prepayment.

        (iii) On any day on which the aggregate outstanding principal amount of the Advances exceeds the aggregate amount of the Commitments, the Borrower shall immediately prepay to the Administrative Agent for the account of each Lender the principal amount of the Advances in an aggregate amount equal to the amount of such excess, together with interest accrued thereon to the date of prepayment.

          (b)  Competitive Bid Advances.  On the earlier of (i) the maturity
               ------------------------
date therefor, if such Competitive Bid Advance is a Fixed Rate Advance, or the last day of the Interest Period therefor if such Competitive Bid Advance is a LIBO Rate Advance (in each case as specified by the Borrower in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 3.02, if applicable, and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), and (ii) the Termination Date, the Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Advance, or each other holder of a Competitive Bid Note, the then unpaid principal amount of such Competitive Bid Advance or Competitive Bid Note.

          SECTION 2.06.  Interest.  (a)  Scheduled Interest.  The Borrower shall
                         --------        ------------------
pay interest on the unpaid principal amount of each Competitive Bid Advance as provided in Section 2.02(d). The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made by each Lender from the date of such Revolving Credit Advance, until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances.  If such Revolving Credit Advance is a Base
              ------------------
     Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on the last Business Day of each calendar quarter during such period as such Revolving Credit Advance is outstanding and, in each case, on the date such Revolving Credit Advance shall be Converted or paid in full.

         (ii) Eurodollar Rate Advances.  If such Revolving Credit Advance is a
              ------------------------
     Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin,
                                              ----
     payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which is three months after the first day of such Interest Period.

          (b)  Default Interest.  Notwithstanding the foregoing, if any Default
               ----------------
described under Section 7.01(a) shall have occurred and be continuing, the Borrower shall pay interest on:

          (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender payable in arrears on the dates referred to in Section 2.06(a)(i) or (a)(ii), at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to Section 2.06(a)(i) or (a)(ii), as applicable;

         (ii) the unpaid principal amount of each Competitive Bid Advance owing to each Lender payable in arrears on the date or dates interest is payable on such Competitive Bid Advance, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Competitive Bid Advance in the offer made by such Lender pursuant to
     Section 3.02(b) and accepted by the Borrower under Section 3.02(c) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance; and

        (iii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.06(a)(i).

          SECTION 2.07.  Additional Interest on Eurodollar Rate Advances and
                         ---------------------------------------------------
LIBO Rate Advances.  The Borrower shall pay to each Lender, so long as such
------------------
Lender shall be required under
regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance or LIBO Rate Advance of such Lender, from the date of such Eurodollar Rate Advance or LIBO Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate or LIBO Rate for the Interest Period for such Eurodollar Rate Advance or LIBO Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate or LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for
              -----
such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance or LIBO Rate Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

          SECTION 2.08.  Interest Rate Determination.  (a)  Each Reference Bank
                         ---------------------------
agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate set forth in Section
1.01. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

          (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances or the LIBO Rate for any LIBO Rate Advances,

          (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or such LIBO Rate Advances, as the case may be,

         (ii) with respect to each Eurodollar Rate Advance, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

        (iii) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances, or to make LIBO Bid Advances, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (d) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

         (ii) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

          (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          SECTION 2.09.  Prepayments of Revolving Credit Advances.  (a)  The
                         ----------------------------------------
Borrower shall have no right to prepay any principal amount of any Advance other than as provided in subsection (b) below.

          (b) The Borrower may, upon (i) at least two Business Days' prior notice to the Administrative Agent received not later than 12:00 noon (New York City time) in the case of any Eurodollar Rate Advance and (ii) the same Business Day's notice to the Administrative Agent received not later than 12:00 noon (New York City time) in the case of any Base Rate Advance, in either case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however,
                                                             --------  -------
that (x) each partial prepayment of Revolving Credit Advances (other than a partial prepayment made in accordance with the last sentence of Section 2.05(i)) shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of any Eurodollar Rate Advances shall be made on a date which is not the last day of an Interest Period for such Advances, the Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c).

          SECTION 2.10.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02, 2.07, 2.11 or 3.03) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that if such
                                                 --------  -------
extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.11.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Administrative
                 ---------
Agent, taxes imposed on its net income and franchise taxes imposed on it, by the jurisdiction under the laws of which it is organized or any political sub-division thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be
                                              -----
required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any such Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                         -----------

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid in good faith by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The Lender or the Administrative Agent (as the case may be) shall use its commercially reasonable efforts to contest such Tax or Other Tax that is in its opinion incorrectly asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so after the date such Lender becomes a Lender hereunder), provide the Administrative Agent and the Borrower with either (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8, upon which the Borrower is entitled to rely, from a Lender that has not at the time such Lender becomes a Lender hereunder been named in any notice issued by the Secretary of the Treasury (or such Secretary's authorized delegate) pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Internal Revenue Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Lender is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Internal Revenue Code, together with a certificate stating that such Lender is not described in Section 881(c)(3) of the Internal Revenue Code. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if the Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide the form) shall be excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; provided, that, if at
                                                          --------
the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

          (f) For any period with respect to which a Person has failed to provide the Borrower with the appropriate form described in Section 2.11(e) or notice that it cannot provide such form (other than if such failure is due to a
                                         ----- ----
change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.11(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes
               --------  -------
because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of the Commitments.

          (i)  If the Borrower is required to pay any Lender any Taxes under
Section 2.11(c), such Lender shall be an "Affected Person", and the Borrower
                                          ---------------
shall have the rights set forth in Section 3.05 to replace such Affected Person.

          SECTION 2.12.  Sharing of Payments, Etc.  If any Lender shall obtain
                         -------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances made by it (other than pursuant to Section 2.07, 2.11 or 3.03) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess
                   --------  -------
payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.13.  Optional Conversion of Revolving Credit Advances.  (a)
                         ------------------------------------------------
The Borrower may on any Business Day on which no Default shall have occurred and be continuing, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on (x) the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances or of Eurodollar Rate Advances of one Interest Period into Eurodollar Rate Advances of another Interest Period and (y) the first Business Day prior to the date of the proposed Conversion in the case of a Conversion into Base Rate Advances, and, in each case, subject to the provisions of Sections 2.08 and 3.03, Convert all or any portion of the Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing into Revolving Credit Advances of the other Type; provided, however, that any
                                             --------  -------
Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 3.01(b).

          (b) Each notice of Conversion delivered under the preceding paragraph shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Revolving Credit Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.14.  Increase of Commitments.
                         -----------------------

          (a) The Borrower shall have the right at any time prior to the Termination Date, but not more than once per Facility Year, to increase the aggregate principal amount of the Commitments by not more than $35,000,000 by, at its option, (i) requesting that the Lenders increase the aggregate principal amount of their Commitments in a principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) adding to this Agreement as Lenders, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), one or more Eligible Assignees, provided that the Commitment of any such Eligible Assignee shall be in a
--------
principal amount of not less than $10,000,000.

          (b) In the event that the Borrower exercises its option pursuant to clause (i) of Section 2.14(a), the Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, within 21 days after receipt of such notice, notify the Administrative Agent in writing, which notice shall be irrevocable, (i) of the principal amount by which it agrees to increase its Commitment (with respect to each such Lender, its "Proposed Increased Commitment") or (ii) that it does not
                       -----------------------------
agree to increase its Commitment. In no event shall a Lender's Proposed Increased Commitment exceed the principal amount of the increase requested by the Borrower. If any Lender shall fail to notify the Administrative Agent in writing of its decision to increase its Commitment, such Lender shall be deemed not to agree to an increase. The Administrative Agent shall promptly allocate the requested increase in the Commitments pro rata in accordance with each Lender's Proposed Increased Commitment and notify the Borrower and the Lenders of such allocation and the date such increase shall be effective (with respect to increases in the aggregate principal amount of the Commitments effected pursuant to this Section 2.14(b), the "Increased Commitment Date"), which date
                                       -------------------------
shall be not less than 3 Business Days after such notification has been given to the Borrower and the Lenders. Any Lender that has not responded to the Borrower's request to increase its Commitment within 21 days of receipt of such request shall be deemed to have refused such request. In no event shall a Lender's allocated share of the increased Commitments exceed its Proposed Increased Commitment.

          (c) In the event that the Borrower exercises its option pursuant to clause (ii) of Section 2.14(a), such Eligible Assignee shall promptly deliver to the Administrative Agent an agreement in form and substance satisfactory to the Borrower and the Administrative Agent. Upon the effective date of such agreement, such Eligible Assignee shall become a Lender hereunder (with respect to increases in the aggregate principal amount of the Commitments effected pursuant to this Section 2.14(c), the "Increased Commitment Date") and the
                                       -------------------------
Administrative Agent shall record the information reflecting such agreement in the Register.

          (d) Notwithstanding any other provision of this Section 2.14, the right of the Borrower to increase the aggregate principal amount of the Commitments shall be subject to the following conditions:

          (i) no Default shall have occurred and be continuing as of the date of the Borrower's request referred to in Section 2.14(a) or on the Increased Commitment Date;

         (ii) no Revolving Credit Advances shall be outstanding hereunder and no Notice of Revolving Credit Borrowing shall have been given, in each case, on and as of any such Increased Commitment Date, or, if any Revolving Credit Advances shall be outstanding hereunder on any such Increased Commitment Date, the Borrower shall, on any such Increased Commitment Date, notwithstanding any provisions contained herein regarding the minimum amount or pro rata nature of such borrowing or prepayment (A) borrow Base Rate Advances (or, if such Increased Commitment Date falls on the last day of an Interest Period for outstanding Revolving Credit Advances, Eurodollar Rate Advances) (1) from the Lenders increasing their Commitments (in the case of an increase effected pursuant to Section 2.14(b)) or (2) from the Eligible Assignees becoming Lenders (in the case of an increase effected pursuant to Section 2.14(c)) and (B) prepay Eurodollar Rate Advances and Base Rate Advances owing to the other Lenders in such amounts and of such Types such that, after giving effect thereto, all of the Eurodollar Rate Advances, and all of the Base Rate Advances, shall be allocated among the Lenders pro rata in accordance with the amounts of their respective Commitments (after giving effect to the increase in the aggregate amount of the Commitments), all in accordance with Section 2.09 (other than any provision regarding the minimum amount of such prepayment contained therein); and

         (iii)  the Borrower shall not have reduced the Commitments pursuant to
     Section 2.04(a).

                                  ARTICLE III

                              MAKING THE ADVANCES

          SECTION 3.01.  Making the Revolving Credit Advances.  (a)  Each
                         ------------------------------------
Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing comprised of Eurodollar Rate Advances, and (y) 11:00 A.M. (New York City time) on the day of a Revolving Credit Borrowing comprised of Base Rate Advances, by the Borrower to the Administrative Agent, and the Administrative Agent shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving
                                                             -------------------
Credit Borrowing") shall be made in writing, or orally and confirmed immediately
----------------
in writing, by telecopier, telex or cable, in substantially the form of Exhibit B-l hereto, specifying therein (i) the requested date of such Revolving

Credit Borrowing (which shall be a Business Day), (ii) the requested Type of Revolving Credit Advance comprising such Revolving Credit Borrowing, (iii) the requested aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing comprised of Eurodollar Rate Advances, the requested initial Interest Period for each such Revolving Credit Advance. Each Lender shall (A) before 12:00 noon (New York City time) on the date of such Borrowing (in the case of a Eurodollar Rate Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the aggregate amount of each Revolving Credit Borrowing shall be an amount equal to or greater than $10,000,000 and thereafter in integral multiples of $1,000,000.

          (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with Section 3.01(a) and the

Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and
(ii) in the case of such Lender, the higher of (A) the Federal Funds Rate and
(B) the cost of funds incurred by the Administrative Agent in respect of such amount, provided that the Borrower retains its rights against such Lender with
        --------
respect to any damages it may incur as a result of such Lender's failure to fund, and notwithstanding anything herein to the contrary, in no event shall the Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 3.02.  Making the Competitive Bid Advances.  (a)  The Borrower
                         -----------------------------------
may request a Competitive Bid Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form
              -----------------------------------
of Exhibit B-2 hereto, specifying therein (A) the date of such proposed Competitive Bid Borrowing (which shall be a Business Day), (B) the requested aggregate amount of such proposed Competitive Bid Borrowing, (C) whether such proposed Competitive Bid Borrowing shall consist of Fixed Rate Advances or LIBO Rate Advances, (D) in the case of a Competitive Bid Borrowing consisting of (1) LIBO Rate Advances, the requested Interest Period for each such LIBO Rate Advance and (2) Fixed Rate Advances, the requested maturity date for repayment of each such Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing nor later than 180 days or six months, as applicable, after the date of such Competitive Bid Borrowing (or, if earlier, the Termination Date)), (E) the requested interest payment date or dates relating thereto, and (F) any other terms to be applicable to such Competitive Bid Borrowing, not later than (i) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (ii) 12:00 noon (New York
                             -------------------
City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing are to be based on the LIBO Rate (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "LIBO
                                                                           ----
Rate Advances"); provided, however, the Borrower may not request more than one
-------------    --------  -------
Competitive Bid Borrowing on any Business Day. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower except to the extent provided below. Anything in the foregoing to the contrary notwithstanding, the aggregate amount of each Competitive Bid Borrowing shall be in an amount at least equal to $10,000,000 and thereafter in integral multiples of $1,000,000. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

          (b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (i) on the date of such proposed Competitive Bid Borrowing, in the case of a proposed Competitive Bid Borrowing consisting of Fixed Rate Advances and (ii) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a proposed Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.02(a), exceed such Lender's Commitment), the rate or rates of interest therefor (or in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, the margin or margins above the LIBO Rate) and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the
                                                     --------
Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided
                                                                       --------
that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing. Any Lender that does not respond to a request for a Competitive Bid Borrowing delivered pursuant to Section 3.02(a) shall be deemed to not be participating in such Competitive Bid Borrowing and shall have no obligations with respect thereto.

          (c) The Borrower shall, in turn, (i) before 11:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (ii) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

          (A) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

          (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion but subject to the next succeeding sentences of this clause (B), by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect; provided, however, that the Borrower may not accept
                            --------  -------
     offers
     that, in the aggregate, exceed the amount of the proposed Competitive Bid Borrowing specified in the related Notice of Competitive Bid Borrowing. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest (or margins in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances) offered by such Lenders for a particular Competitive Bid Borrowing. If two or more Lenders have offered the same interest rate (or margin, as the case may be) for a particular Competitive Bid Borrowing, the amount to be borrowed at such interest rate will be allocated among such Lenders ratably according to the maximum amount that each such Lender offered at such interest rate.

          (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to Section 3.02(c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (e) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to Section 3.02(c)(B) above in respect of such Competitive Bid Borrowing, the Administrative Agent shall in turn promptly notify (i) each Lender that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (b) above have been accepted by the Borrower, (ii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (iii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article IV. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, such Lender's portion of such Competitive Bid Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Advance Reduction and the dates upon which such Competitive Bid Advance Reduction commenced and will terminate.

          (f) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to Section 3.02(c)(B), such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (g) Following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).

          SECTION 3.03.  Increased Costs.  (a)  If, due to either (i) the
                         ---------------
introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case as of the date hereof or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be conclusive and binding on the Borrower in the absence of manifest error.

          (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause
(i) above, affects or would affect the amount of capital required to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or Advances hereunder and other commitments and advances of such type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or Advances hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof conclusive and binding on the Borrower in the absence of manifest error.

          (c) If the Borrower is required to pay any Lender any amounts under this Section 3.03, the applicable Lender shall be an "Affected Person", and the
                                                      ---------------
Borrower shall have the rights set forth in Section 3.05 to replace such Affected Person.

          SECTION 3.04.  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, then, subject to the provisions of Section 3.05, (i) the obligation of such Lender to make Eurodollar Rate Advances and LIBO Rate Advances hereunder and to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the first date on which the circumstances causing such suspension cease to exist, (ii) any Eurodollar Rate Advances and LIBO Rate Advances made or to be made by such Lender shall forthwith (or on such later date as may be permitted by applicable law) be converted automatically to Base Rate Advances and (iii) such Lender shall be an "Affected Person", and the Borrower shall have
                                   ---------------
the right set forth in Section 3.05 to replace such Affected Person. In the event of such a suspension, such Lender shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower, the Administrative Agent and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled, subject to the terms and conditions hereof, to borrow Eurodollar Rate Advances and LIBO Rate Advances from such Lender.

          SECTION 3.05.  Right to Replace Affected Person or Lender.  (a)
                         ------------------------------------------
Subject to Subsection (b) below, if the Borrower is required to pay any Taxes with respect to an Affected Person pursuant to Section 2.11(c) or any amounts with respect to an Affected Person pursuant to Section 3.03, or receives a notice from an Affected Person pursuant to Section 3.04, the Borrower may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, no
                                                           --------
Default shall have occurred and be continuing at the time of such replacement and, provided, further, that concurrently with such replacement, (i) another
     --------  -------
financial institution which is an Eligible Assignee and is reasonably satisfactory to the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments, (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all principal, interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.11 and costs incurred under Section 3.03 and (iii) the Borrower shall pay to the Administrative Agent the processing and recordation fee specified in the Section 9.07(a)(iv).

          (b) The Borrower may not exercise its rights under this Section 3.05 with respect to any Affected Lender unless the Borrower simultaneously exercises such rights with respect to all Affected Lenders.

                                  ARTICLE IV

                             CONDITIONS OF LENDING

          SECTION 4.01.  Conditions Precedent to Initial Borrowing.  The
                         -----------------------------------------
obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent being satisfied:

          (a) The Administrative Agent shall have received on or before the day of the initial Borrowing the following in form and substance satisfactory to the Administrative Agent, each dated the Closing Date, and (except for the Notes) in sufficient copies for each Lender:

               (i) The Revolving Credit Notes payable to the order of the Lenders, respectively.

              (ii) Certified copies of the Partnership Agreement and of the charter and by-laws (or equivalent documents) of the General Partner (each such copy certified as of a date reasonably close to the Closing
          Date) and a certificate of the General Partner certifying as to the authority of the Borrower (including, without limitation, board of director resolutions and evidence of the incumbency of officers for each General Partner) to execute, deliver and perform this Agreement and the Notes and each other document to be delivered by the Borrower from time to time in connection herewith and the Advances hereunder (and the Lender may conclusively rely on such certificate until it receives notice in writing from such General Partner to the contrary);

             (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder;

              (iv) A certificate of a Senior Financial Officer of the Borrower to the effect set forth in clauses (a), (b) and (c) of Section 4.02;

               (v) A favorable opinion of Ropes & Gray, counsel to the Borrower, in form and substance satisfactory to the Lenders, covering such matters incident to the transactions contemplated hereby as may be requested by the Lenders through the Administrative Agent;

              (vi) A favorable opinion of Edward N. Wadsworth, Esq., General Counsel to the General Partner, in form and substance satisfactory to the Lenders and the Administrative Agent, covering such matters incident to the transactions contemplated hereby as may be requested by the Lenders through the Administrative Agent;

             (vii) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, substantially in the form of Exhibit D.

          (b) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the fees of the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent then payable).

          SECTION 4.02.  Conditions Precedent to Each Revolving Credit
                         ---------------------------------------------
Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing, the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (a) The representations and warranties contained in Section 5.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default;

          (c)  No Change of Control shall have occurred; and

          (d) The Administrative Agent shall have received such other documents, opinions and other information as any Lender may reasonably request.

          SECTION 4.03.  Conditions Precedent to Each Competitive Bid Borrowing.
                         ------------------------------------------------------
The obligation of each Lender which is to make a

Competitive Bid Advance on the occasion of a Competitive Bid Borrowing (including the initial Competitive Bid Borrowing) to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that:

          (a) The Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto;

          (b) On or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Sections 2.02 and 3.02; and

          (c) On the date of such Competitive Bid Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

               (i) The representations and warranties contained in Section 5.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

              (ii) No event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, which constitutes a Default; and

             (iii)  No Change of Control has occurred.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties of the Borrower. The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a)  Organization; Power and Authority.  The Borrower is a limited
               ---------------------------------
     partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign partnership and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to have a Material Adverse Effect. The Borrower has all the requisite partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact its business as now transacted or as it proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

          (b)  Authorization, Etc.  The execution, delivery and performance by
               ------------------
     the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership or corporate action (as the case may be) on the part of the Borrower and the General Partner. This Agreement and the Notes are, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Disclosure.  No information, exhibit or report furnished by or on
               ----------
     behalf of the Borrower to the Administrative Agent or any Lender in connection with this Agreement and the Notes contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the circumstances under and the time at which they were made, not misleading.

          (d)  Organization and Ownership of Shares of Subsidiaries.
               ----------------------------------------------------

               (i) Schedule VI is (except as noted therein) a complete and correct list of the Borrower's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Borrower and each other Subsidiary.

              (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule VI as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien.

             (iii) Each Subsidiary identified in Schedule VI is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or partnership or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate, partnership or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

              (iv) Each Subsidiary of the Borrower required to register with the Securities and Exchange Commission as an "investment adviser" (as defined in the Investment Advisers Act) has so registered and is in compliance in all material respects with the Investment Advisers Act.

               (v) No Material Subsidiary is subject to any restriction of any kind on its ability to pay dividends or make other distributions to the Borrower or any Subsidiary of the Borrower or to pay any Indebtedness owed to the Borrower or any Subsidiary.

          (e)  Financial Statements.  The Borrower has heretofore furnished to
               --------------------
     each of the Lenders the Annual Audited Financial Statements of the Borrower and its Subsidiaries as at December 31, 1995. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP, consistently applied. Since

     December 31, 19 95, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

          (f)  Compliance with Loans, Other Instruments, Etc.  Neither the
               ----------------------------------------------
     execution, delivery and performance of this Agreement or the Notes nor the consummation of the transactions contemplated hereby or thereby will (i) contravene the Borrower's or the General Partner's corporate charter or articles of partnership (as the case may be) or by-laws, (ii) violate or conflict with any judgment, decree or ruling of any court, arbitrator or governmental authority applicable to this Borrower or any of its Subsidiaries or order or any law, rule, regulation, statute or determination or award, (iii) contravene or conflict with or result in the breach of, or constitute a default under, the Partnership Agreement or any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or its Subsidiaries.

          (g)  Governmental Authorizations, Etc.  No authorization or consent,
               ---------------------------------
     approval, permit or license of, or filing with, any governmental or public body or authority or regulatory body or any Lender or any other third party is required to authorize, or for the due execution, delivery and performance by the Borrower of, this Agreement or the Notes, or for consummation of the transactions contemplated hereby or thereby.

          (h)  Litigation; Observance of Statutes and Orders.  Except as
               ---------------------------------------------
     disclosed in Schedule III hereto, there is no pending or threatened action, suit, claim, dispute or proceeding to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries may be bound, before any court, governmental agency or arbitrator which (i) would reasonably be expected to have individually or in the aggregate a Material Adverse Effect if determined in a manner adverse to the Borrower or such Subsidiary or (ii) purports to affect this Agreement or the Notes or the transactions contemplated hereby or thereby. Neither the Borrower nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any governmental authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (i)  Taxes.  The Borrower and each of its Subsidiaries have filed,
               -----
     have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect Material. The Federal income tax liabilities of the Borrower and its Subsidiaries have been paid for all fiscal years up to and including the year ended December 31, 1995.

          (j)  Title to Property; Leases.  The Borrower and its Subsidiaries
               -------------------------
     have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.01(b) or purported to have been acquired by the Borrower or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

          (k)  Licenses, Permits, Etc.  Except as disclosed in Schedule IV
               -----------------------
     hereto, the Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

          (l)  Compliance with ERISA:
               ---------------------

               (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Borrower or its ERISA Affiliates in excess of $5,000,000.

              (ii) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect; and neither the Borrower nor any of its Affiliates has been notified by the sponsor of a Multiemployer Plan or any of its Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

          (m)  Margin Regulations.  The Borrower is not engaged in the business
               ------------------
     of extending credit for the purpose of purchasing or carrying margin stock. No portion of any Advance under this Agreement shall be used by the Borrower in violation of Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other Regulation of such Board or in violation of the Securities Exchange Act of 1934, as amended, in each case as in effect on the date or dates of such Advance and such use of proceeds. Margin stock does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

          (n)  Existing Indebtedness.  Except as described therein, Schedule V
               ---------------------
     hereto sets forth a complete and correct list of all outstanding Indebtedness of the Borrower and its Subsidiaries as of June 30, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Borrower or its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Borrower or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Borrower or any of its Subsidiaries the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (o)  Status under Certain Statutes.  The Borrower is not subject to
               -----------------------------
     regulation as an "investment company" within the meaning of the Investment Company Act. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. The Borrower is registered as an "investment adviser" (as defined in the Investment Advisers Act).

          (p)  Environmental Laws.  The operations and properties of the
               ------------------
     Borrower and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, except to the extent the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (q)  Status.  All obligations and liabilities of the Borrower under
               ------
     this Agreement and the Notes constitute direct, unconditional and general obligations of the Borrower and rank in right of payment either pari passu
                                                                     ---- -----
     or senior to all other Indebtedness of the Borrower, except for such Indebtedness which is preferred as a result of being secured (but then only to the extent of such security).

                                  ARTICLE VI

                           COVENANTS OF THE BORROWER

          SECTION 6.01.  Affirmative Covenants.  So long as any obligations
                         ---------------------
under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that:

          (a)  Compliance with Laws, Etc.  The Borrower will comply, and will
               -------------------------
     cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, including, without limitation, the Investment Advisers Act, ERISA, and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, registrations, franchises and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, registrations, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b)  Payment of Taxes, Etc.  The Borrower will, and cause each of its
               ----------------------
     Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and will pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its respective property; provided,
                                                                --------
     however, that neither the Borrower nor any of its Subsidiaries shall be
     -------
     required to pay or discharge any such tax, assessment, claim or charge (i) that is being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained on the books of the Borrower or such Subsidiary in accordance with GAAP or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (c)  Maintenance of Insurance.  The Borrower will, and will cause each
               ------------------------
     of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          (d)  Payment of Welfare Plans.  The Borrower will pay, and will cause
               ------------------------
     each of its Subsidiaries to pay, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable.

          (e)  Preservation of Existence, Etc.  The Borrower will preserve and
               -------------------------------
     keep in full force and effect its legal existence. Subject to Sections 6.02(e) and (f), the Borrower will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries and all rights and franchises of the Borrower and its Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

          (f)  Visitation Rights.  At any reasonable time during normal business
               -----------------
     hours and upon reasonable prior notice and from time to time, the Borrower will permit, and will cause each of its Subsidiaries to permit, the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Keeping of Books.  The Borrower will, and will cause each of its
               ----------------
     Subsidiaries to, keep, proper records and books of account as are necessary to prepare consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

          (h)  Maintenance of Properties, Etc.  The Borrower will, and will
               -------------------------------
     cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any
                --------
     Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

          (i)  Reporting Requirements.  Furnish to the Lenders:
               ----------------------

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, consolidated statements of income, changes in owners' equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter, in the case of the second and third fiscal quarters, and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery
                                                          --------
          within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(i)(i);

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the Annual Audited Financial Statements of the Borrower and its consolidated Subsidiaries with respect to such fiscal year; provided that the delivery within
                                            --------
          the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to partners, if any) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(i)(ii);

               (iii) as soon as possible and in any event within five Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or chief accounting officer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (iv) promptly upon their becoming available, one copy of (x) each financial statement, report, notice or proxy statement sent by the Borrower or any of its Subsidiaries to public securities holders generally, and (y) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission;

               (v) promptly after the Borrower or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

               (vi) promptly after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

               (vii) at the time it delivers the financial statements required by clause (i) and (ii) of this Section 6.01(i), a certificate of a Senior Financial Officer (x) to the effect that no Default has occurred and is continuing, or if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (y) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Section 6.02(a) and 6.03 and demonstrating in reasonable detail the Net Debt to Cash Flo w Ratio as of the date of such financial statements provided that in the event of any change in
                                    --------
          GAAP used in preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with such Sections, a statement of reconciliation conforming any information in such certificates with GAAP;

               (viii) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          (j)  Use of Proceeds.  The Borrower will use the proceeds of the
               ---------------
     Advances hereunder for its general corporate purposes; provided that
                                                            --------
     neither the Administrative Agent nor
     any Lender shall have any responsibility as to the use of any such proceeds.

          SECTION 6.02.  Negative Covenants.  So long as any obligations under
                         ------------------
this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder:

          (a)  Indebtedness.  The Borrower will not, and will not permit any if
               ------------
     its Subsidiaries, to create, incur, assume or suffer to exist any Indebtedness (other than Excluded Indebtedness) unless immediately prior to, and after giving effect to, the incurrence of such Indebtedness, and after giving Pro Forma Effect thereto, (i) the total amount of Priority Debt does not exceed 15% of Cash Flow for the most recently completed Rolling Fiscal Period and (ii) no Default shall have occurred and be continuing.

          (b)  Restricted Payments.  The Borrower will not, and will not permit
               -------------------
     any of its Subsidiaries to, declare, order, pay, make or set apart any sums or property for Restricted Payments, if at the time of the making of such Restricted Payment and after giving effect thereto, (i) any Default shall have occurred and be continuing or (ii) the aggregate amount of Restricted Payments made in the fiscal quarter in which such Restricted Payment is made and in the three full immediately preceding fiscal quarters would exceed 105% of Cash Flow for the Rolling Fiscal Period as of the date of such Restricted Payment. Notwithstanding the occurrence or continuance of a Default, the Borrower may make distributions to any of its limited partners in amounts sufficient to allow any such limited partner to pay all federal income taxes with respect to the amount of income and gain of the Borrower allocated to such limited partner (assuming for this purpose that such limited partner is taxable at the highest applicable rate of taxation).

          (c)  Investments.  The Borrower will not, and will not permit any of
               -----------
     its Subsidiaries to, make or hold any Investment, other than (i) Permitted Investments and (ii) Exempt Investments, provided that at the time of, and
                                              --------
     after giving effect to, any Exempt Investment, no Default under Section 7.01(a) or Event of Default shall have occurred and be continuing.

          (d)  Liens, Etc.  The Borrower will not, and will not permit any of
               -----------
     its Subsidiaries to, create, incur, assume or suffer to exist any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, other than Permitted Liens.

          (e)  Restrictions on Fundamental Changes.  The Borrower will not, and
               -----------------------------------
     will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that

               (i) any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, (x) to the Borrower or any Significant Subsidiary of the Borrower, provided that in the case of
                                                  --------
          any such merger or consolidation, the Borrower or (in the case of a transaction between a Subsidiary and a Significant Subsidiary) such Significant Subsidiary is the surviving Person or (y) as part of a Transfer permitted under Section 6.02(f) or (g); provided in the case of either clause (x) or (y), immediately after giving effect to such transaction, no Default would exist;

               (ii) the Borrower may merge or consolidate with or into, any other Person, if (x) the Borrowed is the surviving entity of such consolidation or merger and (y) immediately prior to and after giving effect to such transaction, no Default shall have occurred and be continuing.

          (f)  Restrictions on Sales of Assets. The Borrower will not, and will
               -------------------------------
     not permit any of its Subsidiaries to, make any Transfer, provided that the
                                                               --------
     foregoing restriction does not apply to a Transfer if:

               (i)    such Transfer is an Ordinary Course Transfer;

              (ii)    such Transfer is an Intergroup Transfer; or

             (iii) all of the following conditions shall have been satisfied with respect thereto: (x) such Transfer does not involve a Substantial Part of the Property of the Borrower or any of its Subsidiaries, (y) in the good faith opinion of the Borrower, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the Property exchanged and (z) immediately before and after giving effect to such Transfer, and after giving Pro Forma Effect thereto, no Default or Event of Default shall have occurred and be continuing.

          Notwithstanding the foregoing, but subject to Sections 6.02(e) and
     (g), the Borrower and its Subsidiaries shall be permitted to make a Transfer of a Substantial Part of their respective Property, if in the good faith opinion of the Borrower or the Subsidiary making such Transfer, the Transfer is in exchange for consideration with a Fair Market Value at least equal to the Property exchanged and if contemporaneously with such Transfer, the Borrower or such Subsidiary delivers to the Administrative Agent and the Lenders a certificate of a Senior Financial Officer certifying that the Net Cash Payments (if any) in respect of such Transfer will be used in accordance with either of the following clauses (x) or (y) and, in accordance with such certificate, within six-months of the receipt of any Net Cash Payments from any such Transfer, the Borrower shall, or shall cause such Subsidiary to, either (x) apply such Net Cash Payments to the purchase of assets useful and intended to be used in the business of the Borrower and its Subsidiaries or (y) reduce the Commitments (and if necessary prepay the Advances) in accordance with Section 2.04(i) in an amount equal to such Net Cash Payments; provided that the aggregate
                                             --------
     principal reduction in the Commitments required in connection with any such Transfer shall not exceed the product of (A) the percentage that the revenues of, or attributable to, such assets represents to the consolidated revenues of the Borrower and its Subsidiaries and (B) the aggregate principal amount of the Commitments at the time of such Transfer.

          No Transfer of a Substantial Part of the assets of the Borrower shall have the effect of releasing the Borrower from its liability under this Agreement or the Notes.

          (g)  Disposal of Ownership of a Subsidiary.  The Borrower will not,
              -------------------------------------
     and will not permit any of its Subsidiaries to, Transfer any of its Subsidiary Stock nor will the Borrower permit any such Subsidiary to Transfer any shares of its own capital stock or equity interests, provided
                                                                       --------
     that the foregoing restriction does not apply to:

               (i) the issuance by any such Subsidiary of directors' qualifying shares;

              (ii) any Transfer of Subsidiary Stock that constitutes an Intergroup Transfer; and

             (iii) any Transfer of Subsidiary Stock of the Borrower if all of the following conditions shall have been satisfied with respect thereto: (x) such Transfer does not involve a Substantial Part of the property of the Borrower,
          (y) in the good faith opinion of the Borrower, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged and (z) immediately before and after giving effect to such transaction, and after giving Pro Forma Effect thereto, no Default shall have occurred and be continuing.

          Notwithstanding the foregoing, but subject to Sections 6.02(e) and
     (f), the Borrower shall be permitted to Transfer any of its Subsidiary Stock, if, in the good faith opinion of the Borrower, the Borrower receives in exchange therefore consideration with a Fair Market Value at least equal to that of the property exchanged and if, contemporaneously with any such Transfer, the Borrower delivers to the Administrative Agent and the Lenders a certificate of a Senior Financial Officer of the Borrower certifying that the Net Cash Payments (if any) in respect of such Transfer will be used in accordance with either of the following clauses (x) or (y), and in accordance with such certificate, within six-months of the receipt of any Net Cash Payments from any such Transfer, the Borrower (x) applies such Net Cash Payments to the purchase of assets useful and intended to be used in the business of the Borrower and its Subsidiaries or (y) reduces the Commitments (and if necessary prepays the Advances) in accordance with
     Section 2.04(i) in an amount equal to such Net Cash Payments; provided that
                                                                   --------
     the aggregate principal reduction of the Commitments required in connection with any such Transfer shall not exceed the product of (A) the percentage that the revenues of, or attributable to, the Subsidiary Stock so transferred represents to the consolidated revenues of the Borrower and its Subsidiaries and (B) the aggregate principal amount of the Commitments at the time of such Transfer.

          No Transfer of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower from its liability under this Agreement or the Notes.

          (h)  Transactions with Affiliates.  The Borrower will not and will not
               ----------------------------
     permit any of its Subsidiaries to enter into, or be a party to, directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or a Subsidiary), except pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          (i)  Restrictions Affecting Subsidiaries.  The Borrower will not, and
               -----------------------------------
     will not permit any of its Material Subsidiaries to, create or permit to exist any restriction of any kind on the ability of any such Material Subsidiary to (x) pay dividends or make other distributions to the Borrower or any Subsidiary or (y) pay any Indebtedness owed to the Borrower or any Subsidiary.

          (j)  Change in Nature of Business.  The Borrower will not, and will
               ----------------------------
     not permit any of its Material Subsidiaries to, make, any material change in the nature of its business as carried on as of the Closing Date.

          (k)  Acquisitions.  The Borrower will not, and will not permit any of
               ------------
     its Subsidiaries to, acquire any business or property from, or capital stock or other equity interest of, any other Person unless such acquisition (whether by asset or stock purchase or pursuant to a merger) is related directly or indirectly to the principal lines of business of the Borrower and its Subsidiaries and after giving effect to such acquisition, and after giving Pro Forma Effect thereto, no Default shall have occurred and be continuing.

          (l)  Accounting Changes.  The Borrower will not, and will not permit
               ------------------
     any of its Subsidiaries to, make or permit any change in accounting policies or reporting practices, except as required or permitted by GAAP.

          SECTION 6.03.  Financial Covenants.  So long as any obligations under
                         -------------------
this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that:

          (a)  Consolidated Net Worth.  The Borrower will not permit on any date
               ----------------------
     Consolidated Net Worth to be less than the remainder of $225,000,000 minus
                                                                          -----
     the amount by which the intangibles reflected on the consolidated balance sheet of the Borrower as at December 31, 1995 have been amortized through such date plus the amount of equity issued by the Borrower after December
               ----
     31, 1995 as would be reflected on such balance sheet.

          (b)  Debt to Cash Flow.  The Borrower will not on any date permit the
               -----------------
     ratio of (i) Senior Debt as of such date to

     Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date to exceed 3.25 to 1 or (b) Total Debt as of such date to Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date to exceed 4.0 to 1.

          (c)  Interest Coverage Ratio.  The Borrower will not on any date
               -----------------------
     peermit the ratio of Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date to Interest Expense for such period to be less than 3.5 to 1.

          (d)  Fixed Charges Coverage Ratio.  The Borrower will not on any date
               ----------------------------
     permit the ratio of Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date to Fixed Charges for such period to be less than 3.0 to 1.0.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                         -----------------
 ("Events of Default") shall occur and be continuing:
   -----------------

          (a) (i) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or (ii) the Borrower shall fail to pay any interest on any Advance, or any other payment under this Agreement or any Note, for a period of three days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) under or in connection with this Agreement or any Note shall prove to have been false or incorrect in any material respect when made or deemed made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.02 or 6.03 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the earlier of (i) the day on which a Responsible Officer of the Borrower first obtains specific knowledge of such failure and (ii) the day on which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

          (d) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness of the Borrower or such Material Subsidiary (other than the Advances), which is outstanding in a principal amount of at least $10,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or, in the case of a default under an Interest Rate Protection Agreement or a Currency Hedging Agreement under which the Borrower or any Material Subsidiary has a net credit exposure of at least $10,000,000), to cause such Interest Rate Protection Agreement or Currency Hedging Agreement to be terminated or to permit the non-defaulting party thereunder to terminate such Interest Rate Protection Agreement or Currency Hedging Agreement; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Indebtedness, but excluding any asset sales requiring prepayment of the Fixed Rate Senior Notes), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The General Partner, the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the General Partner, the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the General Partner, the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection
     (e); or

          (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries or against any of their respective properties or assets and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect provided
                                                                     --------
     that any such judgment or order shall not be an Event of Default if and for so long as the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (g) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Internal Revenue Code,
     (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000,
     (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any Subsidiary thereunder; and any such event or events
                                            ---
     described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

          (h)  Any Regulatory Intervention shall occur; or

          (i)  Any Change of Control shall occur; or

          (j) The Borrower shall be prevented or relieved by any governmental or regulatory authority from performing or observing any monetary payment or repayment obligation evidenced by this Agreement or the Notes or this Agreement or the Notes shall otherwise cease to be legal, valid and obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of
          --------  -------
an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall be automatically terminated and (B) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

          SECTION 8.01.  Authorization and Action.  Each Lender hereby appoints
                         ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the
                                                   --------
Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Citicorp Securities, Inc., as Arranger, in its capacity as such, shall have no duties, responsibilities or liabilities whatsoever under this Agreement.

          SECTION 8.02.  Reliance, Etc.  Neither the Administrative Agent nor
                         --------------
any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with this Agreement or the Notes; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03.  Administrative Agent and Affiliates.  With respect to
                         -----------------------------------
its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank, in its individual capacity. Citibank and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if Citibank was not the Administrative Agent, and without any duty to account therefor to the Lenders.

          SECTION 8.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Administrative Agent or the Arranger or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  Indemnification.  The Lenders agree to indemnify the
                         ---------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amounts of the Notes then held by each of them (or if no Advances are at the time outstanding, ratably according to the amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted by the Administrative Agent hereunder or under the Notes; provided, that
                                                                  --------
no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under
Section 9.04 of this Agreement, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          SECTION 8.06.  Successor Administrative Agent.  The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent (subject, so long as no Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Lenders (and if so required by the preceding sentence, consented to by the Borrower) and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any
                         ----------------
provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in
       --------  -------
writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; and provided further
                                                              -------- -------
that (1) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, under this Agreement or any Note and (2) no amendment, waiver or consent shall, unless in writing and signed by a Lender that has made a Competitive Bid Advance, in addition to the Lenders required above to take such action, affect the rights or duties of such Lender in respect of such Competitive Bid Advance.

          SECTION 9.02.  Notices, Etc.  All notices and other communications
                         -------------
provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, to its address at 399 Boylston Street, Boston, Massachusetts 02116, Attention: G. Neal Ryland, Chief Financial Officer; if to any Bank, to its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, to its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, to its address at 1 Court Square, Long Island City, New York, New York 11120, Attention: John Makrinos; or to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. Each such notice or communication shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

          SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  Costs and Expenses.  (a)  The Borrower agrees to pay,
                         ------------------
whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable costs and expenses (including reasonable legal fees of counsel to the Administrative Agent) in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable expenses of the Lenders (including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified
                                                               -----------
Party") from and against any and all claims, damages, losses, liabilities and
-----
expenses (including, without limitation, reasonable fees and expenses of counsel, including, without duplication, internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, this Agreement, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, the proposed or actual use of the proceeds of the Advances or any of the other transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by the Borrower, its shareholders or creditors or an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower hereby acknowledges that the indemnification provided for by this subsection (b) includes indemnification of an Indemnified Party for claims, damages, losses, liabilities or expenses resulting in whole or in part from such Indemnified Party's negligence (other than gross negligence).

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or any payment of principal of any LIBO Rate Advance is made other than on the last day of an Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09 or 2.13 (in the case of Eurodollar Rate Advances) or 3.04 or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, then the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Revolving Credit Advance or Competitive Bid Advance.

          SECTION 9.05.  Right of Set-off.  Upon (i) the occurrence and during
                         ----------------
the continuance of any Default (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Borrower is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this

Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the
                                                            --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 9.06.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07.  Assignments and Participations.  (a)  Each Lender may
                         ------------------------------
assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that:
        --------  -------

          (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Advances or Competitive Bid Notes),

         (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender or an assignment of all of the Commitment of the assigning Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

        (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Subsidiary of the assigning Lender or to a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Borrower and the Administrative Agent shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed) provided, that no such
                          --------
     consent shall be required from the Borrower while a Default has occurred and is continuing, and

         (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Credit Advances owing to, each Lender from time to time (the "Register"). The entries
                                                       --------
in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Borrower with a copy of the Register upon request.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note or Notes a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-l hereto. Such surrendered Revolving Credit Note or Notes shall be marked "canceled" and shall be returned promptly to the Borrower.

          (e) Each Lender may sell participations to one or more banks or other entities in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement
--------  -------
(including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the parties to each such participation shall execute a participation agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of this Agreement or the Notes, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Advance or Advances in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided
                                                                       --------
that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to be bound by the provisions of Section 9.12 with respect thereto.

          (g) Notwithstanding any other provision in this Section 9.07, no Lender may assign its interest to an Eligible Assignee if, as of the effective date of such assignment, such assignment would increase the amount of taxes or increased costs payable under Section 2.11 or 3.03, respectively.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may (without notice to the Borrower or the Administrative Agent and without payment of any fee) at any time (i) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) assign all or any portion of its rights under this Agreement and its Advances, Notes and Commitment to an affiliate.

          SECTION 9.08.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 9.09.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10.  Jurisdiction, Etc.  (a)  The Borrower hereby
                         ------------------
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State court sitting in New York City, and any appellate court from any thereof, for the purpose of all legal proceedings arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such Federal court. The Borrower hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 9.11.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE
                         --------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE

NOTES, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          SECTION 9.12.  Confidentiality.  Each Lender agrees that it will not,
                         ---------------
without the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), disclose (other than to its affiliates and to its and its affiliates' directors, employees, auditors and counsel) any Confidential Information with respect to the Borrower furnished to it under this Agreement, except (i) as may be required to comply with any applicable law or regulation or pursuant to legal process or otherwise as required in connection with litigation (and each Lender agrees that it will, to the extent reasonably practicable and if permitted by applicable law and regulation, give the Borrower prior notice of such disclosure reasonably sufficient to permit the Borrower to contest such disclosure), (ii) in accordance with any ruling or regulatory practice of any bank regulatory agency, and (iii) to a proposed assignee or participant permitted under Section 9.07 (provided that such proposed assignee
                                          --------
or participant agrees to be bound by the provisions of this Section 9.12).

          SECTION 9.13.  Non-Recourse.  Anything contained in this Agreement or
                         ------------
in any Note to the contrary notwithstanding, no recourse shall be had for the payment of the principal of or interest on any Note, or for any other payment under this Agreement or any Note, against the General Partner. It is understood that the foregoing shall not prevent recourse to the Borrower or to any of the assets of the Borrower.

                  [Balance of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        NEW ENGLAND INVESTMENT
                                           COMPANIES, L.P.

                                        By NEW ENGLAND INVESTMENT
                                           COMPANIES, INC., its general partner

                                           By /s/ Kevin Charleston
                                             --------------------------------


                                        Administrative Agent
                                        --------------------

                                        CITIBANK, N.A.,
                                          as Administrative Agent


                                        By /s/ Klaus Winter
                                          -----------------------------------
                                           Title:  Attorney-in-Fact


                                        Co-Agent
                                        --------

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                          as Co-Agent


                                        By /s/ Stewart P. Neff
                                          -----------------------------------
                                           Title:  Managing Director


                                        Lenders
                                        -------

                                        CITIBANK, N.A.
Commitment
----------
$50,000,000
                                        By /s/ Klaus Winter
                                          -----------------------------------
                                           Title:  Attorney-in-Fact

Commitment                              THE FIRST NATIONAL BANK OF BOSTON
----------

$45,000,000

                                        By /s/ Stewart P. Neff
                                          -------------------------------
                                           Title:  Managing Director


Commitment                              CREDIT LYONNIAS NEW YORK BRANCH
----------

$25,000,000

                                        By /s/ Sebastian Rollo
                                          -------------------------------
                                           Title:  First Vice President


Commitment                              STATE STREET BANK AND TRUST COMPANY
----------

$25,000,000

                                        By /s/ Patrick Armstrong
                                          -------------------------------
                                           Title:  Vice President



Commitment                              BANQUE NATIONALE DE PARIS
----------

$20,000,000
                                        By /s/ William Shaheen
                                          -------------------------------
                                           Title:


                                        By /s/ Diane Ferguson
                                          -------------------------------
                                           Title: